EXHIBIT 1

COLGATE-PALMOLIVE COMPANY
Medium‑Term Notes, Series H

Due One Year or More from Date of Issue
DISTRIBUTION AGREEMENT
July 26, 2012
CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013
DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York 10005
GOLDMAN, SACHS & CO.
200 West Street
New York, New York 10282

J.P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, New York 10179
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
One Bryant Park
New York, New York 10036
MORGAN STANLEY & CO. LLC
1585 Broadway
New York, New York 10036

Dear Sirs:
Colgate-Palmolive Company, a Delaware corporation (the “Company”), confirms its agreement with Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc. (“Deutsche Bank”), Goldman, Sachs & Co. (“Goldman Sachs”), J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley” and, together with Citigroup, Deutsche Bank, Goldman Sachs, J.P. Morgan and Merrill Lynch, the “Agents”) with respect to the issue and sale by the Company of its Medium‑Term Notes, Series H, described herein (the “Notes”). The Notes are to be issued pursuant to an indenture (as the same may be amended or restated from time to time, the “Indenture”) dated as of November 15, 1992 between the Company and The Bank of New York Mellon (formerly known as The Bank of New York). The Bank of New York Mellon will act as trustee with respect to the Notes (the “Trustee”).
Notes may be sold by the Company directly or to or through the Agents pursuant to the terms of this Agreement or to or through such other agent or agents as may be designated by the Company from time to time pursuant to the terms of any such other agreement containing substantially the same terms as this Agreement. The Company may from time to time, pursuant to an Officer’s Certificate delivered to the Trustee pursuant to Section 301 of the Indenture (with an original copy thereof delivered to the Agents), reduce the authorized aggregate principal amount of the Notes (but not below the aggregate principal amount of Notes previously issued under the Indenture) or authorize the issuance of additional Notes, and such additional Notes may be distributed directly by the Company or to or through any agents designated by the Company, including the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.
This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent or Agents), in which case the applicable Agent or Agents will act as agent of the Company in soliciting offers for the purchase of Notes.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act Regulations”) on Form S‑3 (File No. 333-177551) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations. As of any time, the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto, any information in a form of prospectus, prospectus supplement and/or pricing supplement that is deemed or retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B of the 1933 Act Regulations (which information shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B) that has not been superseded or modified and the documents incorporated by reference therein at the time such part of such registration statement became effective, but excluding Form T-1, each as amended at the time such part of such registration statement became effective, is hereinafter collectively called the “Registration Statement.” “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Notes of a particular tranche, which time shall be considered the “new effective date” of such registration statement, as amended, with respect to such Notes (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations).
The term “Base Prospectus” shall mean the base prospectus relating to the various debt securities of the Company, including the Notes, included in the Registration Statement, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement.
The term “Prospectus” shall mean the Base Prospectus together with the prospectus supplement relating to the Notes in the form most recently filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations prior to the date of this Agreement.
The term “Statutory Prospectus” shall mean, collectively, (i) the Prospectus and (ii) any preliminary pricing supplement used in connection with the Notes of a particular tranche, as filed by the Company with the Commission pursuant to Rule 424(b).
A “preliminary prospectus” shall be deemed to refer to any prospectus used before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations.
“Applicable Time” means, with respect to Notes of a particular tranche, the time agreed to by the Company and the applicable Agent(s) as the time of the pricing of the Notes of that tranche, which, unless otherwise agreed, shall be the time immediately after the Company and the Agent agree on the pricing terms of such Notes.

All references to the “Registration Statement,” the “Prospectus,” the “Statutory Prospectus,” any “preliminary prospectus” or any Pricing Supplement (as defined below under Section 3(c)) shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to any acceptance by the Company of an offer for the purchase of Notes. For purposes of this Agreement, all references to the Registration Statement, Prospectus, the Statutory Prospectus, any preliminary prospectus, any Pricing Supplement or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus, the Statutory Prospectus, any preliminary prospectus or any Pricing Supplement shall be deemed to include all financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Prospectus, the Statutory Prospectus, any preliminary prospectus or any Pricing Supplement, as the case may be; and all references in this agreement to amendments or supplements to the Registration Statement, the Prospectus, the Statutory Prospectus, any preliminary prospectus or any Pricing Supplement shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus, the Statutory Prospectus, any preliminary prospectus or any Pricing Supplement, as the case may be.
SECTION 1.Appointment as Agents.
(a)    Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf or through such additional agents as it may appoint pursuant to Section 19 hereof, the Company hereby agrees that Notes will be sold exclusively to or through the Agents.
(b)    Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement.
(c)    Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.

(d)    Solicitations as Agent. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will use its reasonable efforts to solicit purchases of Notes. Such Agent will communicate to the Company, orally or in writing, each offer for the purchase of Notes solicited by such Agent on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason.
(e)    Reliance. The Company and the Agents agree that any Notes purchased by the Agents shall be purchased, and any Notes the placement of which the Agents arrange shall be placed, by the Agents in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.
SECTION 2.    Representations and Warranties.
(a)    The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through the Agents as agents), as of the Applicable Time, as of the date of each delivery of Notes (whether to one or more Agents as principal or through the Agents as agents) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Notes or similar changes), or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8‑K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)    Registration Statement. The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; such Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to, or to be delivered to, the Agents (excluding exhibits thereto but including all documents incorporated by reference in the Prospectus (except for statements in such documents which are deemed under Rule 412 of the 1933 Act Regulations not to be incorporated by reference in the Prospectus)), became effective on filing pursuant to Rule 462(e) of the 1933 Act Regulations; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the best of the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company.
(ii)    Prospectus. No order preventing or suspending the use of the Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein; and each preliminary prospectus and the Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has filed the Prospectus pursuant to and in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period.
(iii)    Disclosure Package. As of the Applicable Time, the Statutory Prospectus, the final term sheet relating to the Notes of a particular tranche constituting an Issuer Free Writing Prospectus (as defined below) and any Permitted Free Writing Prospectus (as defined below under Section 4(p) hereof), when considered together (collectively, the “Disclosure Package”), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence shall not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

(iv)    Issuer Free Writing Prospectus. Each “Issuer Free Writing Prospectus,” as defined in Rule 433 of the 1933 Act Regulations, relating to the Notes of a particular tranche in the form filed or required to be filed by the Company with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes of the particular tranche (which completion the lead Agent(s) shall promptly communicate to the Company) or until any earlier date that the Company notified or notifies the applicable Agent(s) as described in Section 4(q) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict (within the meaning of Rule 433(c)) with the information then contained in the Registration Statement, the Statutory Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not, does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.
(v)    Well-Known Seasoned Issuer; Ineligible Issuer; Automatic Shelf. (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1933 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405; and the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405.
(ii) At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(vi)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(vii)    Compliance. The Registration Statement, the Prospectus and the Disclosure Package conform, and any amendments or supplements to the Registration Statement, the Prospectus and the Disclosure Package will conform, in all material respects to the requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence shall not apply to statements in or omissions from the Registration Statement, the Prospectus and the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.
(viii)    No Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries (as defined in Rule 405 under the 1933 Act) (other than changes arising from funding activities which have not resulted in any material change in the Company’s ownership of such Significant Subsidiaries or in the long term debt of the Company and its subsidiaries taken as a whole) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus and the Disclosure Package.

(ix)    Due Incorporation, Good Standing and Due Qualification of the Company and Significant Subsidiaries; Authorization of Agreements. The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, (B) has or, in the case of the Indenture, had the requisite corporate power and authority to execute and deliver this Agreement, any Terms Agreement, the Indenture and the Notes and has the requisite corporate power and authority to perform its obligations hereunder and thereunder, and (C) has duly authorized, executed and delivered this Agreement and at the time of the execution of any Terms Agreement will have duly authorized, executed and delivered such Terms Agreement and this Agreement constitutes and any such Terms Agreement will constitute the valid and binding agreement of the Company.
(x)    Validity of Notes. When the Notes are issued and delivered pursuant to this Agreement, such Notes will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture has been duly authorized by the Company and is duly qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States of America (“United States”); and the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and the Disclosure Package.

(xi)    Non-Contravention. The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, any Terms Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach or default would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, nor will such action result in (A) any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (B) any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which violation in each case would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws.
(xii)    Absence of Proceedings. Other than as set forth or contemplated in the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which are probable to result in an adverse determination and which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
(xiii)    Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations and rules and regulations adopted by the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(xiv)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, invention, copyrights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, except where the failure so to own or possess or have the ability to acquire would not have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the consolidated financial position or consolidated results of operations of the Company.
(xv)    Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
(xvi)    Ratings. The Medium-Term Note Program under which the Notes are issued (the “Program”), as well as the Notes, are rated as set forth in the certificate of even date herewith delivered pursuant to Section 5(c) of this Agreement, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.
(xiv) Sarbanes-Oxley Compliance. The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.
(b)    Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to one or more of the Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and, to the extent contemplated by such certificate, at each Representation Date subsequent thereto.

SECTION 3.    Purchases as Principals; Solicitations as Agents.
(a)    Purchases as Principal. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and, if requested by such Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement) between one or more Agents and the Company, is herein referred to as a “Terms Agreement”. Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agents in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify whether or not any of the officer’s certificate, opinions of counsel or comfort letter specified in Sections 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.
(b)    Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.
The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, in the form of a discount or otherwise as agreed to by the Company and such Agent, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule A hereto; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold.
(c)    Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent(s) and set forth in a pricing supplement to the Prospectus (each, a “Pricing Supplement”) to be prepared by the Company in connection with each sale of Notes. Except as may be otherwise provided in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the “Procedures”). Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.
(d)    Delivery of Closing Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019, on the date hereof, or at such other time or place as the Agents and the Company may agree.
SECTION 4.    Covenants of the Company.
The Company covenants with the Agents as follows:
(a)    Notice of Certain Events. The Company will promptly notify (i) the Agents of the effectiveness of any amendment to the Registration Statement, (ii) the related Agent or Agents of the transmittal to the Commission for filing of any supplement to the Prospectus (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes), (iii) the Agents of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) the Agents of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or for additional information, (v) the Agents of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (vi) the Agents of the issuance by the Commission of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for either such purpose, and (vii) the Agents of the issuance of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations relating to the Notes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Notice of Certain Proposed Filings. Except as otherwise provided in subsection (k) of this Section, the Company will give the Agents notice of its intention to file any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the establishment of or change in the interest rates, maturity or price of Notes or other similar changes or an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes and other than an amendment or supplement arising through incorporation by reference), whether by the filing of documents pursuant to the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing. The Company shall make no amendment or supplement to the Registration Statement, the Prospectus or the Statutory Prospectus prior to the date for the delivery of documents provided for under Section 3(d) hereof or after the date of any Terms Agreement and prior to the related Settlement Date which shall be reasonably disapproved by any Agent promptly after reasonable notice thereof unless in the opinion of counsel to the Company such amendment or supplement is required by law. In the case of the filing of any document filed pursuant to the 1934 Act, each Agent shall have the right to suspend solicitation of purchases of the Notes until such time as such Agent shall reasonably determine that solicitation of purchases should be resumed or such Agent shall subsequently enter into a new Terms Agreement with the Company, and any such suspension shall not be deemed a breach of such Agent’s agreement contained herein.
(c)    Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents and to counsel for the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated, or deemed to be incorporated, by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents and to counsel for the Agents as many copies of the Prospectus or the Statutory Prospectus (as amended or supplemented) (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) as the Agents shall reasonably request so long as the Agent is (or, but for the exemption in Rule 172, would be) required to deliver the Prospectus or Statutory Prospectus in connection with sales or solicitations of offers to purchase the Notes. The Registration Statement and each amendment thereto and the Prospectus or the Statutory Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)    Preparation of Pricing Supplements, Final Term Sheets and Free Writing Prospectuses. The Company will prepare promptly, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a preliminary prospectus and a Pricing Supplement and, unless otherwise notified by the applicable Agent(s), a final term sheet with respect to such Notes in a form previously approved by the Agents and file such preliminary prospectus and Pricing Supplement pursuant to and in accordance with Rule 424(b) within the prescribed time period and file such final term sheet within the period required by Rule 433(d)(5)(ii).

(e)    Revisions of Prospectus — Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agents or counsel for the Company, to further amend or supplement the Prospectus or the Disclosure Package in order that the Prospectus or the Disclosure Package will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus or the Disclosure Package is (or, but for the exemption in Rule 172, would be) delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents’ capacity as agents and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or the Disclosure Package comply with such requirements.
(f)    Prospectus Revisions — Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall notify the Agents in writing; provided, however, that such written notification shall not be required if the Company issues a public announcement regarding such release prior to the release of such information.
(g)    Earnings Statements. The Company, by complying with the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(h)    Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.
(i)    1934 Act Filings. The Company, during the period when the Prospectus is (or, but for the exemption in Rule 172, would be) required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(j)    Stand‑Off Agreement. Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt securities denominated in the same currency as the Notes to be purchased pursuant to such Terms Agreement, or any security exchangeable into such debt securities (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.
(k)    Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (a), (b), (c), (e), (f), (i) or (o) of this Section or the provisions of Section 7 hereof during any period from the time (i) the Agents shall have received written notification from the Company to suspend solicitation of purchases of the Notes in their capacity as agents and (ii) the earlier of the date on which no Agent shall then hold any Notes as principal and the date which is fifteen days (nine months with respect to subsections (e) and (i) of this Section) from the date on which the Agents shall have received written notice from the Company to suspend solicitation of purchases of the Notes, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

(l)    Use of Proceeds. The net proceeds from the sale of Notes will be used by the Company as described in the Prospectus and the Disclosure Package.
(m)    Termination of Sale in Certain Circumstances. Any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents as an agent of the Company shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 13(b)(i) through 13(b)(v) hereof shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a selling Agent required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstances shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment to be exercised under this Section 4(m)).
(n)    Payment of Commission Filing Fees. The Company will pay the required Commission filing fees relating to each offering of Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(o)    Filing of New Shelf Registration Statement. Except as otherwise provided in subsection (k) of this Section, if by the third anniversary of the initial effective date of the Registration Statement (such third anniversary, the “Renewal Deadline”), any of the Notes purchased by the Agents as principal remain unsold, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to each Agent. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form reasonably satisfactory to each Agent, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(p)    Offers by Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the applicable Agent(s), and each applicable Agent represents and agrees that, unless it obtains the prior consent of the Company and the lead Agent(s), it has not made and will not make any offer relating to the Notes of the particular tranche that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, other than a free writing prospectus containing the information contained in the final term sheet relating to such tranche of Notes. Any such free writing prospectus consented to by the Company and the lead Agent(s) is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(q) Notifications and Amendments Relating to Free Writing Prospectuses. If, prior to the completion of the public offer and sale of the Notes of the particular tranche (which completion the lead Agent(s) shall promptly communicate to the Company), at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, Statutory Prospectus or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the applicable Agent(s) and (ii) either (1) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the 1934 Act that corrects such untrue statement or omission and notify the applicable Agent(s) that such Issuer Free Writing Prospectus shall no longer be used.
SECTION 5.    Conditions of Obligations.
The obligations of one or more Agents to purchase Notes as principal pursuant to a Terms Agreement or otherwise, any obligation of one or more Agents to solicit offers to purchase the Notes as an agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Company, will be subject to the accuracy as of the Representation Date of the representations and warranties in all material respects (to the extent any such representation or warranty is not otherwise qualified therein) on the part of the Company herein contained and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)    Matters related to the Commission. (i) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, (ii) no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations shall have been received; (iii) the final term sheet relating to the particular tranche of Notes and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods described for such filings by Rule 433 and (iv) any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.
(b)    Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents and their counsel:
(1)    Opinion of Company Counsel. The opinion of Sidley Austin LLP, to the effect that:
(i) The Company is a corporation duly incorporated and is in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.
(ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases real properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(iii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(iv) This Agreement has been duly authorized, executed and delivered by the Company.

(v) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Company. The Notes when duly authenticated by the Trustee and issued in accordance with the provisions of this Agreement and the Indenture will be duly executed, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”.
(vi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief; and the Indenture has been duly qualified under the 1939 Act.

(vii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, any Terms Agreement, the Indenture and the Notes, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel as being material to the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach or default would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Applicable Laws or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which violation in each case would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company. As used herein, the term “Applicable Laws” means those state laws of the State of New York and federal laws of the United States that, in such counsel’s experience and without independent investigation, are normally applicable to transactions of the type contemplated by this Agreement (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws relating to disclosure or any rules or regulations thereunder (including, without limitation, the 1933 Act, the 1934 Act and the 1939 Act and the respective regulations thereunder), any antifraud or similar laws).
(viii) To such counsel’s knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body of the United States or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws or any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture.

(ix) To such counsel’s knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are probable to result in an adverse determination and that, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the consolidated financial position or the annual pre-tax consolidated results of operations of the Company; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
(x) To such counsel’s knowledge, all contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be incorporated by reference into the Prospectus or described in the Registration Statement or the Prospectus have been filed or incorporated by reference or described as required.
(xi) The Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.
(xii) The Registration Statement and the Prospectus, or any further amendments or supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein and other financial data, the documents incorporated by reference therein or the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, as to which such counsel need express no opinion), as of their respective effective or issue dates complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.
(xiii) The information in the Prospectus under the captions “Description of the Notes”, “Description of Debt Securities”, and “Certain United States Federal Income Tax Considerations” (or similar captions), to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(xiv) The documents incorporated by reference into the Registration Statement and the Prospectus or any further amendments or supplements thereto made by the Company prior to the date hereof (other than the financial statements and schedules therein and other financial data, as to which such counsel need express no opinion), at the time they were filed, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.
In giving such opinion such counsel shall also state that in the course of acting as counsel to the Company in connection with the contemplated transaction, they have participated in conferences with officers and other representatives of the Company, the Company’s accountants and representatives of the Agents, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed, and they have reviewed the Registration Statement and the Prospectus and, although such counsel has not made any other independent check or verification thereof (except as set forth in paragraph 5(b)(1)(v) and 5(b)(1)(xiii) above) for the purpose of rendering the opinion and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus or in documents incorporated by reference therein, no facts have come to such counsel’s attention that lead them to believe that the Registration Statement or any amendment thereto at the time the Registration Statement or any amendment thereto (including the filing of an Annual Report on Form 10-K with the Commission) became effective or was filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto as of its date, if applicable, and at the Settlement Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof, that the Disclosure Package as of the Applicable Time or as of the date of such opinion included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, such counsel may state that they express no belief and make no statement with respect to financial statements and schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the Prospectus, the Disclosure Package or any Statement of Eligibility on Form T-1.

In giving the opinion required by this Section 5(b)(1), such counsel shall be entitled to rely upon opinions of local counsel and tax counsel and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both the Agents and such counsel are justified in relying upon such opinions and certificates.
(2)    Opinion of Counsel to the Agents. The opinion of Mayer Brown LLP, counsel to the Agents, with respect to the incorporation of the Company, this Agreement, the Notes and the Indenture, and other related matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
In giving such opinion Mayer Brown LLP shall additionally state that they have examined various documents and participated in conferences with representatives of the Company and its counsel and with representatives of the Agents at which times the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or in the documents incorporated by reference therein, and are not making any representation that they have independently verified or checked the accuracy, completeness or fairness of such statements, no facts have come to such counsel’s attention that cause them to believe that the Registration Statement or any amendment thereto at the time the Registration Statement or amendment (including the filing of an Annual Report on Form 10-K with the Commission) became effective or was filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto as of its date, if applicable, and at the Settlement Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof, that the Disclosure Package as of the Applicable Time or as of the date of such opinion included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each such case, such counsel may state that they are expressing no view as to the financial statements and related schedules or the other financial data included or incorporated by reference in or omitted from the Registration Statement, the Prospectus, the Disclosure Package or any Statement of Eligibility on Form T-1.

(c)    Officers’ Certificate. At the date hereof the Agents shall have received a certificate of the President or any Vice President and the chief financial, chief accounting officer or treasurer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any Terms Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.
(d)    Comfort Letter. On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that:
(i)    They are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act, 1933 Act Regulations and the rules and regulations adopted by the PCAOB;
(ii)    In their opinion, the consolidated financial statements and financial statement schedule(s) audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;
(iii)    Based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the PCAOB for a review of interim financial information as described in AU Section 722, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Company, if any, included in the Registration Statement), nothing came to their attention that caused them to believe that:
(A)    any material modifications should be made to the unaudited condensed consolidated financial statements, if any, included in the Registration Statement for them to be in conformity with accounting principles generally accepted in the United States; or

(B)    the unaudited condensed consolidated financial statements, if any, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations; or
(C)    at a specified date not more than three business days prior to the date of such letter, there was any change in the capital stock, increase in consolidated long-term debt in excess of US$100 million, or decrease in shareholders’ equity (other than caused by changes in treasury stock or changes in the accumulated other comprehensive income component of shareholders’ equity, including cumulative translation adjustments), in each case as compared with amounts shown in the most recent condensed consolidated balance sheet incorporated by reference in the Registration Statement, except in each case for changes, increases or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur; or
(D)    for the period from the date of the most recent financial statements incorporated by reference in the Registration Statement to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or net income attributable to Colgate-Palmolive Company, except in each case for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur;
(iv)    In addition to the examination referred to in their report incorporated by reference in the Registration Statement and the Prospectus, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.
(e)    Other Documents. On the date hereof and on each Settlement Date with respect to any Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as therein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and to counsel to the Agents.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof and the provisions set forth under “Parties” of Section 16 hereof shall remain in effect.
SECTION 6.    Delivery of and Payment for Notes Sold through an Agent as Agent. Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its reasonable loss of the use of the funds for the period such funds were credited to the Company’s account.
SECTION 7.    Additional Covenants of the Company.
The Company covenants and agrees with the Agents that:
(a)    Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through the Agents as agents), and each delivery of Notes to one or more Agents (whether to one or more Agents as principal or through the Agents as agents), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto, to the extent contemplated by such certificate, are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

(b)    Subsequent Delivery of Certificates. Subject to the provisions of Section 4(k) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a supplement providing solely for the establishment of the interest rates, maturity or price of Notes or similar terms, and other than by an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes), or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8‑K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, if requested by the Agents or counsel to the Agents, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that if the Company shall determine that it does not intend to be in the market for up to three months after the date of filing of any such amendment or supplement, the Company may deliver to the Agents a notice to such effect, in which event the request of the Agents received by the Company with respect to such amendment or supplement shall be deemed withdrawn until such time as the Company notifies the Agents that it wishes to re-enter the market.

(c)    Subsequent Delivery of Legal Opinions. Subject to the provisions of Section 4(k) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a supplement providing solely for the establishment of the interest rates, maturity or price of the Notes or similar terms or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8‑K) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, if requested by the Agents or counsel to the Agents, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Sidley Austin LLP or other counsel selected by the Company and reasonably satisfactory to the Agents dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the opinion referred to in Section 5(b)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that if the Company shall determine that it does not intend to be in the market for up to three months after the date of filing of any such amendment or supplement, the Company may deliver to the Agents a notice to such effect, in which event the request of the Agents received by the Company with respect to such amendment or supplement shall be deemed withdrawn until such time as the Company notifies the Agents that it wishes to re-enter the market.

(d)    Subsequent Delivery of Comfort Letters. Subject to the provisions of Section 4(k) hereof, each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, if requested by the Agents or counsel to the Agents, the Company shall cause PricewaterhouseCoopers LLP, or other independent certified public accountants reasonably satisfactory to the Agents, forthwith to furnish to the Agents a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the letter referred to in Section 5(d) hereof, but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that the portions of the letter referred to in Section 5(d)(iv) hereof shall, unless otherwise requested by the Agents, only be provided in subsequent letters delivered in connection with the Company’s filing of its Annual Report on Form 10-K.
SECTION 8.    Indemnification.
(a)    Indemnification of the Agents. The Company agrees to indemnify severally and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred (to the extent the party seeking such indemnity is currently required to make a payment in respect of which such indemnity is sought), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and
(iii)    against any and all reasonable expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by an Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).
(b)    Indemnification of Company. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred (to the extent the party seeking such indemnity is currently required to make a payment in respect of which such indemnity is sought), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Statutory Prospectus, the Prospectus, or any Issuer Free Writing Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the third, sixth and tenth paragraphs under the heading “Plan of Distribution” of the Prospectus constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

(c)    General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under subsection (a) and (b) of this Section, but failure to so notify an indemnifying party of such commencement shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may assume the defense of the indemnified party by retaining counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
(d)    Foreign Currency Judgments. The Company agrees to indemnify the Agents against any loss incurred by the Agents as a result of any judgment or order being given or made for the amount due under this Agreement and such judgment or order being paid in a currency (a “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the rate of exchange at which U.S. dollars are converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the applicable Agent is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 9.    Contribution.
If the indemnification provided for in Section 8 hereof is unavailable or insufficient to hold harmless an indemnified party thereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8 in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and an Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Notes to which such loss, claim, damage or liability relates (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by such Agent in connection with such Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or an Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.
The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9.
Notwithstanding the provisions of this Section 9, an Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by such Agent to which such loss, claim, damage or liability relates and distributed to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as an Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.
SECTION 10.    Payment of Expenses.
The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:
(a)    The preparation and filing of the Registration Statement and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;
(b)    The preparation, filing and reproduction of this Agreement;
(c)    The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book‑entry notes;
(d)    The preparation, printing and distribution of each Issuer Free Writing Prospectus to investors or prospective investors.
(e)    The reasonable fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel and of any Calculation Agent;
(f)    The reasonable fees and disbursements of one counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;
(g)    The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees, and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;
(h)    The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, any preliminary prospectus and of the Prospectus and any amendments or supplements thereto;
(i)    The preparation, printing, reproducing and delivery to the Agents of copies, as reasonably requested, of the Indenture and all supplements and amendments thereto;

(j)    Any fees charged by rating agencies for the rating of the Notes;
(k)    The filing fees, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.;
(l)    Any advertising and other out‑of‑pocket expenses of the Agents incurred with the approval of such expense by the Company;
(m)    The cost of preparing and providing any CUSIP or other identification numbers for the Notes; and
(n)    The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.
SECTION 11.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.
SECTION 12.    Default by One or More Agents.
(a)    In the case of an agreement for the sale of Notes pursuant to this Agreement between the Company and more than one Agent, if any such Agent or Agents (the “Defaulting Agent(s)”) shall default in its obligation to purchase the Notes which it has agreed to purchase pursuant to this Agreement, the other Agent or Agents party to such agreement (the “Non-Defaulting Agent(s)”) may in their discretion arrange for themselves (or any of them) or another party or other parties to purchase such Notes on the terms provided by such agreement. If within thirty-six hours after such default the Non-Defaulting Agent(s) do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Non-Defaulting Agent(s) to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the Non-Defaulting Agent(s) notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the Non-Defaulting Agent(s) that it has so arranged for the purchase of such Notes, the Non-Defaulting Agent(s) or the Company shall have the right to postpone the Settlement Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Non-Defaulting Agent(s) may thereby be made necessary. The term “Agent” as used with respect to the sale of such Notes shall include any person substituted under this Section 12 (if applicable) with like effect as if such person had originally been an Agent party to this Agreement with respect to such Notes.

(b)    If, after giving effect to any arrangements for the purchase of the Notes of any Defaulting Agent(s) by the Non-Defaulting Agent(s) and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes agreed to be purchased by the Defaulting Agent(s) and the Non-Defaulting Agent(s), then the Company shall have the right to require each Non-Defaulting Agent to purchase the principal amount of Notes which such Agent agreed to purchase pursuant to the agreement for the sale of such Notes and, in addition, to require each Non-Defaulting Agent to purchase its pro rata share (based on the principal amount of Notes which such Agent agreed to purchase pursuant to such agreement) of the Notes of such Defaulting Agent(s) for which such arrangements have not been made; but nothing herein shall relieve a Defaulting Agent from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Notes of any Defaulting Agent(s) by the Non-Defaulting Agent(s) and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes pursuant which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes agreed to be purchased by the Defaulting Agent(s) and Non-Defaulting Agent(s), or if the Company shall not exercise the right described in subsection (b) above to require Non-Defaulting Agents to purchase Notes of any Defaulting Agent(s), then the agreement of the Agents and the Company with respect to such Notes shall thereupon terminate, without liability on the part of any Non-Defaulting Agent or the Company, except that the provisions concerning the payment of expenses under Section 10 hereof and the indemnity and contribution agreements set forth in Sections 8 and 9 hereof shall remain in effect; but nothing herein shall relieve a Defaulting Agent from liability for its default.
SECTION 13.    Termination.
(a)    Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents on the giving of 15 days’ written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company’s notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

(b)    Termination of a Terms Agreement. The Agent or Agents party to a Terms Agreement may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, on the international financial markets, in each case is such as to make it, in the reasonable judgment of the Agent or Agents party to such Terms Agreement (after consultation with the Company), impracticable to market the Notes subject to such Terms Agreement or enforce contracts for the sale of such Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes subject to such Terms Agreement are denominated and/or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or (v) if the Prospectus, at the time it was required to be delivered to a purchaser of Notes subject to such Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

(c)    General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased by such Agent with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Note or Notes relating thereto has not occurred, the obligations set forth in Section 5 hereof and the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be (provided, however, that, except as provided in clause (iii) below, the Company’s obligations pursuant to Sections 4 and 7 hereof shall in any event terminate no later than the date that is fifteen days (nine months with respect to subsections (e) and (i) of Section 4 hereof) after the time of such termination), and (iii) the covenant set forth in Section 4(g) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11, 15 and 16 hereof shall remain in effect.
SECTION 14.    Notices.
Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, by telecopier or by telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022
Attention: Treasurer
Facsimile: (212) 310-2873
If to Citigroup:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: Transaction Execution Group
Telephone: (212) 816-1135
Facsimile: (646) 291-5209

If to Deutsche Bank:
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Debt Capital Markets Syndicate Desk
Telephone: (212) 250-2500
Facsimile: (212) 250-6801
If to Goldman Sachs:
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attention: Registration Department
Telephone: (866) 471-2526
If to J.P. Morgan:
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Transaction Execution Group
Telephone: (212) 834-4533
Facsimile: (212) 834-6081
If to Merrill Lynch:
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
NY1-050-12-01
New York, New York 10020
Facsimile: (646) 855-5958
If to Morgan Stanley:
Morgan Stanley & Co. LLC
1585 Broadway, 2nd Floor
New York, New York 10036
Attention: Manager – Continuously Offered Products
Facsimile: (212) 507-3753

With a copy to:
Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Attention: Investment Banking Information Center
Facsimile: (212) 507-6954
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 14.
SECTION 15.    Governing Law.
This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.
SECTION 16.    Parties.
This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.    Counterparts.
This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.
SECTION 18.    Captions.
The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or the provisions hereof.
SECTION 19.    Additional Agents.
Notwithstanding anything contrary contained in this Agreement, the Company may from time to time appoint one or more additional agents (each, an “Additional Agent” and collectively, the “Additional Agents”) in accordance with the following provisions:
(a)    Appointment of Agent. The Company may appoint an Additional Agent or Agents, to act as an agent of the Company pursuant to the terms and conditions set forth in this Agreement, provided that (i) such Additional Agent shall deliver to the Company a letter substantially in the form of Exhibit B hereto, and (ii) the Company shall have delivered to such Additional Agent a letter substantially in the form of Exhibit C hereto.
(b)    Notice of Appointment of Additional Agents. The Company shall promptly notify the Agents of any such appointment pursuant to subsection (a) of this Section 19 by supplying to such parties a copy of the applicable letter or letters.
(c)    Effect of Appointment. Upon satisfaction by the Company and any Additional Agent of the provisions of subsections (a) and (b) of this Section 19, such Additional Agent shall be deemed to be an Agent hereunder and all references to “Agent” in this Agreement shall be deemed to include such Additional Agent from and after the date such provisions are satisfied and such appointment is effective.
SECTION 20.    No Fiduciary Duty.
The Company hereby acknowledges that the Agents will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Agents act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person. The Company and the Agents each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own judgments with respect to any transactions entered into between them.

SECTION 21.    Patriot Act.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.
Very truly yours,
COLGATE-PALMOLIVE COMPANY
By:
Name: Elaine C. Paik
Title: Vice President and Corporate Treasurer
Accepted:
CITIGROUP GLOBAL MARKETS INC.
By:
Name:
Title:
DEUTSCHE BANK SECURITIES INC.
By:
Name:
Title:
By:
Name:
Title:

GOLDMAN, SACHS & CO.
By:
Name:
Title:
J.P. MORGAN SECURITIES LLC
By:
Name:
Title:
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By:
Name:
Title:
MORGAN STANLEY & CO. LLC
By:
Name:
Title:

SCHEDULE A
As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

Maturity Ranges	Percent of Principal Amount

From 1 year to less than 2 years	.150

From 2 years to less than 3 years	.200

From 3 years to less than 5 years	.250

From 5 years to less than 6 years	.350

From 6 years to less than 7 years	.375

From 7 years to less than 10 years	.400

From 10 years to less than 12 years	.450

From 12 years to less than 15 years	.500

From 15 years to less than 20 years	.550

From 20 years to 30 years	.875

Beyond 30 years	To be negotiated

Schedule A

EXHIBIT A

The following terms, if applicable, shall be agreed to by the Agents and the Company pursuant to each Terms Agreement:
Principal Amount: $
(or principal amount of foreign or composite currency)
Stated Maturity Date:
Specified Currency:
Exchange Rate Agent:
Authorized Denomination:
Original Issue Date:
Trade Date:
Issue Price:    %
Agent’s Discount or Commission:
Settlement Date and Time:
Interest Rate or Formula:
If Fixed Rate Note:
Interest Rate:
Interest Payment Dates:
Day Count Convention:
[ ] 30/360 for the period from        to         .
[ ] Actual/360 for the period from        to         .
[ ] Actual/Actual for the period from        to         .
If Floating Rate Note:
Interest Calculation:
[ ] Regular Floating Rate Note
[ ] Floating Rate/Fixed Rate Note
Fixed Rate Commencement Date:
Fixed Interest Rate:
[ ] Inverse Floating Rate Note
Fixed Interest Rate:
Interest Rate Basis(es):
If LIBOR,
__ Reuters Page LIBOR01
__ Reuters Page LIBOR02
Designated LIBOR Currency:
If CMT Rate,
Designated Reuters Page:
__ If Reuters Page FRBCMT
If Reuters Page FEDCMT:
__ Weekly Average
__ Monthly Average
Designated CMT Maturity Index:

A -1

If Federal Funds Rate,
__ If Federal Funds (Effective) Rate
__ If Federal Funds Open Rate
__ If Federal Funds Target Rate

Initial Interest Rate, if any:
Initial Interest Reset Date:
Spread and/or Spread Multiplier, if any:
Interest Reset Dates:
Interest Payment Dates:
Regular Record Dates:
Index Maturity:
Minimum Interest Rate, if any:
Interest Rate Reset Period:
Interest Payment Period:
Calculation Agent:
Day Count Convention:
[ ]     30/360 for the period from        to       .
[ ]    Actual/360 for the period from        to         .
[ ]    Actual/Actual for the period from        to         .
If Redeemable:
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage
Reduction, if any:
If Repayable:
Optional Repayment Dates:
Repayment Price:
Additional/Other Terms:
Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

•	Officers’ Certificate pursuant to Section 7(b) of the Distribution Agreement.

•	Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

•	Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

•	Stand‑off Agreement pursuant to Section 4(j) of the Distribution Agreement.

•	Legal Opinion of counsel to the Agents pursuant to Section 5(b)(2) of the Distribution Agreement.

A -2

EXHIBIT B
FORM OF LETTER APPOINTING ADDITIONAL AGENT‑ PROGRAM

[ ], [ ]

To:    Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022
Attention:    Treasurer
Re:    Medium‑Term Notes, Series H of Colgate-Palmolive
Company (the “Company”)
Dear Sirs:
We refer to Section 19(a) of the Distribution Agreement dated July 26, 2012 entered into with respect to the distribution of the Company’s Medium‑Term Notes, Series H (the “Notes”), and made between the Company and the Agents party thereto (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”).
Conditions Precedent
We confirm that we are in receipt of the documents referenced below:
(i) a copy of the Distribution Agreement;
(ii) copies of such documents referenced in the Distribution Agreement as we have reasonably requested; and
(iii) side letters in a form approved by us from the legal counsel referred to in Section 5(b)(1) and 5(b)(2), if required, of the Distribution Agreement addressed to us and giving us the full benefit of the existing legal opinions.
For the purposes of Section 14 of the Distribution Agreement, our name, address, telephone and telecopy number for the service of notices are as follows:
[insert name, address, telecopy number and attention]

B -1

In consideration of the Company appointing us as an Agent under the Distribution Agreement, we hereby undertake, for the benefit of the Company and each of the other Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under the Distribution Agreement.
This letter is governed by, and shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed wholly within such State.
Very truly yours,
[NAME OF NEW AGENT]
By:
Name:
Title:

B -2

EXHIBIT C
FORM OF COMPANY LETTER

[ ], [ ]

To:	[NAME AND ADDRESS OF NEW AGENT]

Re:    Medium‑Term Notes, Series H of Colgate-Palmolive
Company (the “Company”)
Dear Sirs:
We refer to the Distribution Agreement dated July 26, 2012 (such agreement, as amended from time to time, the “Distribution Agreement”) entered into with respect to the distribution of the Company’s Medium-Term Notes, Series H (the “Notes”) and hereby acknowledge receipt of your letter to us dated                                  .
In accordance with Section 19(a) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to the Distribution Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent under the Distribution Agreement.
Very truly yours,
COLGATE-PALMOLIVE COMPANY
By:
Name:
Title:
cc:    [Other Agents party to the
Distribution Agreement]

    C -1